UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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VERSUM MATERIALS, INC.
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MERCK KGAA
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Below are certain excerpts from the transcript of the earnings call held by Merck KGaA, Darmstadt, Germany, on May 14, 2019.

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Matthew Weston - Crédit Suisse AG, Research Division - MD and Co-Head of European Pharmaceutical Equity Research

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And then very quickly, finally, Versum. Can you just make a comment as to whether or not you remain confident in the deal closing, particularly I think we have [AFS] and the Chinese SAMR approvals outstanding. Can you give us any update on the dialogue there?

Marcus Kuhnert - Merck KGaA, Darmstadt, Germany - CFO & Member of Executive Board

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The last question on Versum. Here, actually, we have basically no news. We continue to expect the closing on the second half of the year, most probably rather towards the end of the year. The regulatory approvals, especially the antitrust approvals, are well on track. We expect maybe a little bit more lengthier process in China and in Taiwan. We have already received antitrust clearance in the U.S. We have at least the preliminary filing for the (inaudible) filing is out. So here, everything is basically on track and no news to what we have communicated at an earlier date. So we are continuing working through the topics.

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Wimal Kapadia - Sanford C. Bernstein & Co., LLC., Research Division - Research Analyst

Wimal Kapadia from Bernstein. So just firstly on Mavenclad and the peak sales expectation. It's 2x that of your previous EU estimate. So I guess my question is, does that actually imply that outside EU is only expected to be EUR 500 million to EUR 700 million will suggest an even lower number for the U.S.? Or have you actually lowered your expectations for the EU? And my second question is on renal -- the renal cell carcinoma opportunity for Bavencio. Does the early approval of KEYTRUDA actually changed your expectations for this indication? And then tied to this, if I look at what Bavencio did in 1Q, it did EUR 22 million, and you guide for high double digit for the year, which suggests a relatively limited growth. Is this a conservative assumption given that first-line renal will be approved before the end of the quarter? And then my final question is just on Versum. Just looking at the Versum results, the company showed growth but albeit slower, and it looks like you have reported relatively flattish performance for Semis. So are you still sticking with your longer-term guidance of mid- to high-single digit growth for the Semis business?

Marcus Kuhnert - Merck KGaA, Darmstadt, Germany - CFO & Member of Executive Board

Thank you, Wimal. I start immediately with your last question. So yes. It is indeed the case that Semiconductor start was due to the market weakness, and I have alluded to volume and price declines in the -- especially in the memory segment, somewhat softer into 2019. That is, indeed, reflected in the quarter releases that we have seen across-the-board. So when we look on the full year guidance, we believe that the Semiconductor growth for 2019, for us, indeed, will be slower than in 2018, but that is something we have said already much, much earlier. Currently, we believe that while the second quarter again might be a little bit weaker one, we see a recovery or currently believe there are some signs that we might see a recovery in the second half of the year. And on top of that, we believe that the midterm trends that will make the growth over the next couple of years are absolutely intact: digitalization, Internet of Things, the need for new chip technologies and chip materials to cope with the increasing requirements to process and to store data. All this is absolutely intact, and we are very confident that this is going to play out to our favor, especially once we have closed the Versum acquisition.

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Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany, management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Versum Materials, Inc. (“Versum”) or realize the anticipated benefits of the proposed transaction in the expected time-frames or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Versum’s operations into those of Merck KGaA, Darmstadt, Germany; such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Versum’s stockholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Versum; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Versum’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required for the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule; the impact of indebtedness incurred by Merck KGaA, Darmstadt, Germany, in connection with the proposed transaction; the effects of the business combination of Versum and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany, website at www.emdgroup.com or in Versum’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended on September 30, 2018 and Versum’s other filings with the SEC, which are available at http://www.sec.gov and Versum’s website at www.versummaterials.com. Except as otherwise required by law, Merck KGaA, Darmstadt, Germany, assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed merger transaction involving Versum and Merck KGaA, Darmstadt, Germany. In connection with the proposed merger, Versum filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC on May 13, 2019. Versum and Merck KGaA, Darmstadt, Germany, intend to file additional relevant materials with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Versum or Merck KGaA, Darmstadt, Germany, has filed or may file with the SEC or send to Versum’s stockholders in connection with the proposed merger. STOCKHOLDERS OF VERSUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, or Versum’s website at http://investors.versummaterials.com or by phone at 484-275-5907.

Participants in Solicitation

Versum, Merck KGaA, Darmstadt, Germany, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Versum common stock in respect of the proposed transaction. Information about the directors and executive officers of Versum is set forth in the Proxy Statement, Versum’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, which was filed with the SEC on November 21, 2018, and the proxy statement for Versum’s 2019 annual meeting of stockholders, which was filed with the SEC on December 20, 2018. Information about the directors and executive officers of Merck KGaA, Darmstadt, Germany, is set forth on Schedule I of the Schedule 14A filed by Merck KGaA, Darmstadt, Germany, with the SEC on March 22, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.